Exhibit 21

                                                             Jurisdiction of
                                                              Incorporation
                    Name                                     Or Organization
--------------------------------------------------------------------------------
LIFESTYLE FURNISHINGS INTERNATIONAL LTD.                         Delaware
  LifeStyle Furnishings Foreign Sales Corp.                      Barbados
  LIFESTYLE HOLDINGS LTD.                                        Delaware
    Ametex U.K. Limited                                       United Kingdom
       Ametex Sarl                                                France
       Green & Kirk Limited                                   United Kingdom
       Herbert Green (Silsden) Ltd.                           United Kingdom
    The Berkline Corporation                                     Delaware
       Berkline Inc.                                              Quebec
    Dixie Furniture Company Incorporated                         Delaware
    Drexel Heritage Furnishings Inc.                             New York
       D-H Retail Space Inc.                                     Delaware
       Drexel Heritage Advertising, Inc.                         Delaware
    Hanhill (Great Britain) Limited                              England
    Henredon Furniture Industries, Inc.                       North Carolina
       Henredon Transportation Co.                            North Carolina
    Henry Link Corporation                                       Delaware
    Intro Europe, Inc.                                        North Carolina
    LaBarge, Inc.                                                Michigan
    Lexington Furniture Industries, Inc.                      North Carolina
    LifeStyle Outlet Corp.                                       Delaware
    Link-Taylor Corporation                                      Delaware
    LFI Receivables Corporation                                  Delaware
    LFI Servicing Corporation                                    Delaware
    Maitland-Smith, Inc.                                      North Carolina
       Maitland-Smith Asia Holdings Limited                      Vanuatu
         Cebu Agency Limited                                    Hong Kong
         Design Agency Limited                                  Hong Kong
         Maitland-Smith Ltd.                                    Hong Kong
         Maitland-Smith Cebu Ltd.                              Philippines
         Maitland-Smith Pacific Ltd.                             Vanuatu
         Maitland-Smith Philippines, Inc.                      Philippines
           Mandaue Holdings Incorporated                       Philippines
         Perabut Bermutu (L) Bhd.                                 Labaun
    Marbro Lamp Company                                         California
    Ramm, Son & Crocker Limited                                  England
    The Robert Allen Group, Inc.                                 Delaware
    Robert Allen Fabrics (Canada) Ltd.                            Canada
    Robert Allen Fabrics of N.Y., Inc.                           Delaware
    Sunbury Textile Mills, Inc.                                  Delaware
    Universal Furniture Limited                                  Delaware
       Blue Mountain Trucking Corp.                            Mississippi
         Custom Truck Tires, Inc.                              Mississippi
       Del Mar Furniture Industries (Singapore) Pte. Ltd.       Singapore
       H.K.T. (Malaysia) Sdn. Bhd.                               Malaysia
       Hong Kong Teakwood Works Limited                         Hong Kong
       Hong Kong Teakwood Works (Singapore) Limited             Singapore
       Hong Kong Teakwood Works (Taiwan) Limited                  Taiwan
       Log and Timber Products (Singapore) Pte. Ltd.            Singapore
       Rigel Enterprises Limited                                Hong Kong

                                                             Jurisdiction of
                                                              Incorporation
                    Name                                     Or Organization
--------------------------------------------------------------------------------
       Shin Shin Wood Products Co. Ltd. - 51%                     Taiwan
       Sterling Home Furnishings Pte. Ltd.                      Singapore
       Sterling Home Furnishings (Taiwan) Ltd.                    Taiwan
       Sterling Home Furnishings (Hong Kong) Ltd.               Hong Kong
       Syarikat Malaysia Wood Industries Sdn. Bhd.               Malaysia
       Teakwood Property Development Ltd.                       Hong Kong
       Teakwood (U.K.) Ltd.                                   United Kingdom
         Pilliod (U.K.) Limited                               United Kingdom
         Universal Furniture Industries (U.K.) Ltd.           United Kingdom
       Universal Furniture Industries (D) GmbH                   Germany
       Universal Furniture Industries (Scandinavia) AB            Sweden
       Universal Furniture Industries (Japan) Ltd.                Japan
       Universal Furniture Industries (Taiwan) Co. Ltd.           Taiwan
       Universal Furniture Industries (Thailand) Ltd.            Thailand
       Universal Woodfloor (Europe) AB                            Sweden
         Universal Woodfloor (Europe) GmbH                       Germany
       UFL Management Services Pte. Ltd.                        Singapore
       World Wide Furniture Sales, Inc.                   British Virgin Islands
       Xin Jia Po Huan Mei Furniture Ltd.                       Hong Kong
         Tianjin Xin Huan International Trading Co. Ltd.          China
         Universal Furniture (Tianjin) Co. Ltd.                   China
         Universal Furniture (Guangzhou) Co. Ltd. - 85%           China
         Universal Furniture (Xian) Co. Ltd.                      China
         Universal Furniture (Fuzhou) Co. Ltd.                    China
         Universal Trading (Fuzhou) Co. Ltd.                      China
         Universal Trading (Guangzhou) Co. Ltd.                   China


Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.